SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☐	Definitive Proxy Statement		Commission Only (as permitted
☒	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
WESTERN ASSET/CLAYMORE INFLATION-LINKED
OPPORTUNITIES & INCOME FUND
(Name of Registrant as Specified In Its Charter)

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WESTERN ASSET/CLAYMORE INFLATION-LINKED
OPPORTUNITIES & INCOME FUND
(NYSE — WIW)
NOTICE OF RESCHEDULED ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 30, 2008

To the Shareholders of
WESTERN ASSET/CLAYMORE INFLATION-LINKED
OPPORTUNITIES & INCOME FUND

The Annual Meeting of Shareholders of Western Asset/Claymore Inflation-Linked Opportunities & Income Fund (the “Fund”), previously scheduled to be held on May 27, 2008, will be held on June 30, 2008 at 3:00 p.m., Central time, at 2455 Corporate West Drive, Lisle, Illinois 60532, for the following purposes (the “Annual Meeting”):

(1) Electing two Class I Trustees, each to hold office for the term indicated;

(2) If properly presented, voting on a Shareholder proposal as described in the proxy statement for the Fund’s Annual Meeting; and

(3) Transacting such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

The Fund is filing the enclosed letter and revised proxy card to supplement the definitive proxy statement and initial proxy card filed by the Fund with the Securities and Exchange Commission on April 11, 2008 (the “Proxy Statement”). The enclosed letter and proxy card will be first mailed to shareholders on or about June 13, 2008.

The Board of Trustees fixed the close of business on April 10, 2008 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

If you have any questions regarding the enclosed materials, please call the Fund’s proxy solicitor, The Altman Group, toll-free at 1-800-399-1581.
By Order of the Board of Trustees

Melissa J. Nguyen, Secretary
Pasadena, California
June 11, 2008

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU HAVE ALREADY RETURNED THE PROXY CARD SENT WITH THE PROXY STATEMENT, THAT PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS THEREON UNLESS IT IS REVOKED OR SUPERSEDED.

WESTERN ASSET/CLAYMORE INFLATION-LINKED
OPPORTUNITIES & INCOME FUND
385 East Colorado Boulevard
Pasadena, California 91101

Dear Shareholders:

On or about April 16, 2008, you were mailed a proxy statement (the “Proxy Statement”) and proxy card for the 2008 Annual Meeting of Shareholders of Western Asset/Claymore Inflation-Linked Opportunities & Income Fund (the “Fund”), originally scheduled to be held on May 27, 2008. At the time those materials were mailed to you, they accurately stated that Nicholas Dalmaso, a Trustee of the Fund who has been nominated by the Board of Trustees for reelection as a Trustee of the Fund, was an employee of the Fund’s investment adviser, Claymore Advisors, LLC (the “Adviser”), and certain affiliates of the Adviser (collectively, “Claymore”). However, subsequent to the mailing of those materials, Mr. Dalmaso’s employment ended. In addition, Mr. Dalmaso no longer serves as an officer of the various investment companies disclosed in the Proxy Statement. All other information contained in the Proxy Statement regarding Mr. Dalmaso remains unchanged.

To provide shareholders with adequate time to receive and consider this information, the Board of Trustees postponed the Fund’s 2008 Annual Meeting of Shareholders. The Fund’s 2008 Annual Meeting of Shareholders is now scheduled to be held on Tuesday, June 30, 2008 at 3:00 p.m., Central time, at 2455 Corporate West Drive, Lisle, Illinois 60532. The record date for the 2008 Annual Meeting of Shareholders remains April 10, 2008.

Whether or not you are able to attend the Fund’s Annual Meeting of Shareholders on June 30, 2008, it is important that your shares be represented at the meeting. If you have already voted your shares, whether by returning your proxy card or by telephone or via the Internet, for the 2008 Annual Meeting of Shareholders and you do not wish to change one or more of your votes, you need not take any action and your shares will be voted in accordance with your original instructions. If you have not previously returned a proxy card for this meeting, or voted by telephone or via the Internet, or you wish to change one or more of your votes, you may complete, sign, date and return the enclosed proxy card following the instructions thereon, or you may vote by telephone or via the Internet following the instructions on the enclosed proxy card. You are also free to revoke your previously submitted proxy by filing with the Secretary of the Fund a written revocation or by voting in person at the Annual Meeting.

By Order of the Board of Trustees

Melissa J. Nguyen, Secretary

Pasadena, California
June 11, 2008